Exhibit 14



                         INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
USAA Investment Trust


We consent to the use of our reports dated July 3, 2001 for USAA Cornerstone Strategy Fund and USAA Growth Strategy Fund, incorporated herein by reference, and to the references to our firm under the headings "Financial Highlights" and "Experts" in Part A of this registration statement being filed on Form N-14.


                                        KPMG LLP


San Antonio, Texas
February 22, 2002